Exhibit 10.1

Execution Version

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of May 19, 2026, is entered into by and among the signatories hereto.

This Agreement is delivered in connection with the announcement of the Director Nominee’s nomination for election to the Board of Directors (the “Board”) of Transocean Ltd. (the “Company”) at the Company’s Extraordinary General Meeting (the “EGM”) to be held to approve the Business Combination (as defined in Annex A).

In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The Director Nominee understands that the announcement of his nomination follows discussions between Famatown Parties (as defined in Annex A) and the Company.

2.	The Director Nominee has received a copy of the Company’s Corporate Governance Guidelines and other Company and Board policies with which he will be required to comply should he be elected to the Board at the EGM (such policies, as they may be amended from time to time, the “Policies”).

3.	The Director Nominee shall be nominated for election to the Board at each annual or extraordinary meeting of shareholders at which directors are elected during the period commencing at the EGM and ending on the date that is two years thereafter (the “Re-Nomination Period”), unless the Re-Nomination Period is earlier terminated due to a Resignation Event (as defined in Annex A) or extended pursuant to the following sentence. In addition, the Board may determine to include the Director Nominee on the Company’s slate of director nominees for any subsequent annual general meeting of Company shareholders (which determination is to be made in the Board’s sole discretion), and if the Director accepts such nomination and is elected to serve on the Board at such subsequent annual general meeting, the Re-Nomination Period shall be extended until the completion of the next annual general meeting.

4.	Each of the Famatown Signatories agrees that from and after the date hereof until the completion of the Re-Nomination Period it shall not, directly or indirectly, and it shall cause each other Famatown Party not to, directly or indirectly, commit a Famatown Termination Event; provided that notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate and be of no further force and effect upon a Resignation Event, and neither party shall have any further liability to the other arising under this Agreement.

5.	In the event that the Director Nominee is not elected to the Board at the EGM or any meeting of shareholders, or if the Director Nominee otherwise does not serve as a director of the Company during the Re-Nomination Period for any reason other than the occurrence of a Famatown Beneficial Ownership Trigger, then the Famatown Parties shall have the right to designate one individual reasonably acceptable to the Board (the “Replacement Director”), and the Board shall promptly nominate such Replacement Director for election at the next meeting of shareholders, in each case on the same terms and subject to the same conditions, including entry into a substantially similar agreement to this Agreement, as would have applied to the Director Nominee’s nomination and service, so long as no Resignation Event has occurred; provided that, at any time the Director Nominee or a Replacement Director is not a member of the Board during the Re-Nomination Period the Company shall, at the request of the Famatown Parties, the Famatown Parties shall have the right to designate an individual reasonably acceptable to the Board as an observer to the Board and each committee thereof (the “Observer”); provided further, the Famatown Parties shall have the right to remove or replace the Observer with a person reasonably acceptable to the Board, so long as no Resignation Event has occurred and the Replacement Director has not been elected to the Board; provided further the Company shall (i) deliver to the Observer, including any replacement observer, any proposed action, including by written consent, of the Board and each committee thereof (together with any supporting materials) substantially concurrently with delivery thereof to the members of the Board or such committee, as the case may be; and (ii) permit the Observer to attend all meetings of the Board and each committee thereof in person (if such meeting is an in-person meeting) or by conference call (if such meeting is by telephonic conference) and distribute all materials distributed for or at any such meeting (including any meeting agenda or board package) and all other information and materials distributed to members of the Board or such committee, as the case may be, in each case, substantially concurrently with the distribution of any such information or materials to the members of the Board or such committee, as the case may be. The Observer, including any replacement observer, shall be entitled to receive compensation for any consulting services provided to the Company, and shall, to the greatest extent permitted under applicable law, be entitled to indemnification and expense reimbursement to the same extent as provided to the non-management Directors. The Famatown Parties agree that (I) any information or materials provided to the Observer in connection with the foregoing shall be kept confidential in accordance with the terms of the confidentiality agreement entered into substantially simultaneously with this Agreement, and (II) nothing herein shall require the Company to disclose to the Observer any information or include the Observer in any meeting to the extent such disclosure or inclusion could reasonably be detrimental to the Company or constitute a waiver of the Company’s attorney-client privilege or attorney work product privilege with respect to such information (as determined by the chair of the Board after consultation with internal or external counsel to the Company). In no event will the Observer, including any replacement Observer, be entitled to vote at a meeting of the Board or any committee thereof.

6.	In light of these circumstances, assuming that the Director Nominee is elected to the Board at the EGM, the Director Nominee hereby resigns from the Board and from any and all committees of the Board on which the Director Nominee serves, subject to and effective following a determination by a majority of the Board (without including myself) that a Resignation Event has occurred.

7.	Famatown, the Famatown Parties, the Company and the undersigned parties hereby agree to, effective as of the closing of the Business Combination, cause the Support Agreement to be terminated in its entirety, at which point it shall be null and void and of no further force or effect, including any provisions that purport to survive termination.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

TRANSOCEAN LTD.

By:	/s/ Sandro Thoma
Name:	Sandro Thoma
Title:	Corporate Secretary

[Signature Page to Support Agreement]

DIRECTOR NOMINEE

/s/ Kristian K. Johansen
Kristian K. Johansen

FAMATOWN FINANCE LIMITED

By:	/s/ Christakis Theodoulou
Name: Christakis Theodoulou
Title: Director

GREENWICH HOLDINGS LIMITED

By:	/s/ Christakis Theodoulou
Name: Christakis Theodoulou
Title: Director

C.K. LIMITED,
in its capacity as trustee of the GHL No. 1 Trust and the GHL No. 2 Trust

By:	/s/ Christakis Theodoulou
Name: Christakis Theodoulou
Title: Director

GEVERAN TRADING CO. LIMITED

By:	/s/ Christakis Theodoulou
Name: Christakis Theodoulou
Title: Director

HEMEN HOLDING LIMITED

By:	/s/ Christakis Theodoulou
Name: Christakis Theodoulou
Title: Director

[Signature Page to Support Agreement]

Annex A

For purposes of the Agreement of which this Annex A forms a part, the capitalized terms defined below have the following definitions:

“Business Combination” means the business combination contemplated by that certain Business Combination Agreement, dated as of February 9, 2026, by and between the Company and Valaris, pursuant to which, among other things, the Company will acquire all of the issued and outstanding common shares of Valaris in exchange for shares of the Company, and Valaris will become a wholly owned subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Famatown” means Famatown Finance Limited.

“Famatown Beneficial Ownership Trigger” means Famatown’s or any Famatown Party’s beneficial ownership (as determined under Section 13(d) of the Exchange Act) decreasing to less than three- and one-half percent (3.5%) of the issued and outstanding shares of the Company.

“Famatown Party” or “Famatown Parties” means (x) each of Famatown, Greenwich Holdings Limited and C.K. Limited, and each of their respective Affiliates and Associates (as each such term is defined in Rule 12b-2 promulgated by the U.S. Securities and Exchange Commission under the Exchange Act), and including for the avoidance of doubt any Person that, directly or indirectly controls or has direct or indirect substantial influence with respect to, any of the foregoing, together with any Person directly or indirectly controlled by, or directly or indirectly substantially influenced by, any such Person, and (y) any counterparty with which any Person specified or described in the foregoing clause (x) enters into any agreement, contract, arrangement or understanding providing for voting or other commitments as to any actions under this Annex A of the Agreement that would constitute a Famatown Termination Event (if such counterparty were included as part of Famatown). Any Person specified or described in this definition shall be a “member” of Famatown.

“Famatown Signatories” means each of Famatown, Greenwich Holdings Limited and C.K. Limited.

“Famatown Termination Event” means Famatown or any of its members becoming adverse to the Company, which shall include, without limitation, any of the following actions by Famatown or any of its members, unless such action has been specifically requested in writing by the Company or a majority of the Board:

(a)	Famatown or any Famatown Party becoming the beneficial owner (as determined under Section 13(d) of the Exchange Act) of more than twenty percent (20%) of the outstanding shares of the Company;

(b)	(i) making, engaging in or in any way participating in, directly or indirectly, any “solicitation” of proxies or consents to vote, or seeking to advise or knowingly encouraging or knowingly influencing any Person with respect to the voting of, or consents to vote, any securities of the Company, (ii) becoming a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used in the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any shareholder meeting, or (iii) making any shareholder proposal;

(c)	making or submitting, causing or participating in, or in any way knowingly assisting or knowingly facilitating any other Person to make or submit or seek to make or submit to the Company any offer or proposal for any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of assets, restructuring, liquidation, separation, spin-off, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”); provided, however, that (i) privately discussing potential Extraordinary Transactions with the Company shall not constitute a Famatown Termination Event if any such action does not create a public disclosure obligation for any member of Famatown or the Company, is not publicly disclosed by Famatown and is undertaken on a basis reasonably designed to be confidential and, (ii) engaging in any of the activities enumerated under this Section (b) of Annex A shall not constitute a Famatown Termination Event in the event that the Company has announced a sale process, or has publicly disclosed having entered into an Extraordinary Transaction;

(d)	(i) calling or seeking to call any meeting of shareholders, including by written consent, (ii) seeking the removal or election of any member of the Board or management, other than in accordance with any recommendation of the Board, or (iii) soliciting consents from shareholders or otherwise acting or seeking to act by written consent, other than in accordance with any recommendation of the Board; provided, however, that privately recommending director candidates for election to the Board shall not constitute a Famatown Termination Event if such action does not create a public disclosure obligation for any member of Famatown or the Company, is not publicly disclosed by any member of Famatown and is undertaken on a basis reasonably designed to be confidential;

(e)	knowingly taking any action in support of or making any public (or reasonably expected to become public) proposal or request with respect to controlling, changing or influencing the Board or management of the Company with respect to the management thereof; provided, however, that public statements with respect to any Extraordinary Transaction that are supportive of such Extraordinary Transaction shall not constitute a Famatown Termination Event if such Extraordinary Transaction was not the result of any Famatown Termination Event;

(f)	making any public (or reasonably expected to become public) disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement, except as permitted by this Agreement;

(g)	making any public (or reasonably expected to become public) disclosure, announcement or statement to take any of the foregoing actions, or otherwise taking or causing any action or making any statement inconsistent with any of the foregoing;

(h)	not causing all shares of voting securities of the Company beneficially owned by the Famatown Parties directly or indirectly to be present for quorum purposes and to be voted, at all meetings of shareholders or at any adjournments or postponements thereof, for all persons nominated by the Board for election as Directors at any meeting of shareholders and in accordance with the recommendation of the Board on any other proposals or other business that comes before any meeting of shareholders; or

(i)	causing to be made any public statement, announcement or communication of any kind, whether verbal, in writing, electronically transferred or otherwise, that criticizes, disparages, defames, slanders, impugns or is reasonably likely to damage the reputation of the Company, its Affiliates, its subsidiaries and its or their business or any of its or their officers, employees or directors (including any director or nominee for director (including any former director or director nominee); provided, however, that the making or causing of any such public statement, announcement or communication shall not constitute a Famatown Termination Event if such public statement, announcement or communication is made in response to any public statement, announcement or communication of any kind from the Company that criticizes, disparages, defames, slanders, impugns or is reasonably likely to damage the reputation of Famatown.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

“Resignation Event” means (a) any failure by the Director Nominee to comply with the Policies, (b) the occurrence of any Famatown Termination Event, or (c) the occurrence of a Famatown Beneficial Ownership Trigger.

“Support Agreement” means that certain Support Agreement, dated December 10, 2021, as amended, by and among Valaris, Famatown, Greenwich Holdings Limited, Seatankers Management Company Limited, Geveran Trading Co. Limited and Hemen Holding Limited.

“Valaris” means Valaris Limited, an exempted company limited by shares incorporated under the laws of Bermuda.